                                                Exhibit 99.1

LIONSGATE AND LIONSGATE STUDIOS REPORT RESULTS FOR THIRD QUARTER FISCAL 2025

Lionsgate Revenue was $970.5 Million

Net Loss Attributable to Lionsgate Shareholders was $21.9 Million or $0.09 Diluted Net Loss Per Share

Adjusted Net Income Attributable to Lionsgate Shareholders was $68.4 Million or $0.28 Adjusted Diluted Net Income Per Share;
Lionsgate Operating Income was $35.8 Million

Lionsgate Adjusted OIBDA was $144.2 Million

Trailing 12-Month Library Revenue Grows 22% to Record $954 Million

SANTA MONICA, CA, and VANCOUVER, BC, February 6, 2025 – Lions Gate Entertainment Corp. (NYSE: LGF.A, LGF.B) (“Lionsgate”) and Lionsgate Studios Corp. (Nasdaq: LION) (“Lionsgate Studios”) today reported third quarter results for the quarter ended December 31, 2024. This press release includes consolidated financial results for parent company Lionsgate as well as operating results for Lionsgate Studios (also referred to as the “Studio Business”), comprised of its Motion Picture and Television Production segments.

Lionsgate reported third quarter revenue of $970.5 million, operating income of $35.8 million, and net loss attributable to Lionsgate shareholders of $21.9 million or $0.09 diluted net loss per share on 240.2 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $68.4 million or $0.28 adjusted diluted net income per share on 241.3 million diluted weighted average common shares outstanding. Adjusted OIBDA was $144.2 million in the quarter.

“I’m pleased to report a strong quarter in which our businesses performed well in a challenging environment,” said Lionsgate and Lionsgate Studios CEO Jon Feltheimer. “We approach the separation of the studio and STARZ with a record performance from our library, our Motion Picture Group converting a number of midbudget films to profitability, our Television Group shepherding an extensive portfolio of premium properties and STARZ returning to domestic OTT subscriber growth on a sequential basis.”

Trailing 12-month library revenue was a record $954 million, up 22% from the prior year quarter.

Third Quarter Results

The Studio Business, comprised of the Motion Picture and Television Production segments, reported revenue of $713.8 million, an increase of 3% from the prior year quarter. Studio Adjusted OIBDA was $112.0 million, up 45% compared to $77.4 million in the prior year quarter.

Motion Picture segment revenue and segment profit decreased to $309.2 million and $83.6 million, respectively. The decreases were due to the comparison with last year’s theatrical releases of The Hunger Games: The Ballad of Songbirds and Snakes and Saw X.

Television Production segment revenue increased 63% to $404.6 million while segment profit was up significantly to $60.9 million. Growth was driven by an increase in episodic deliveries, licensing of library content and the Company’s continued rebound from last year’s strikes.

Media Networks North American revenue was down slightly to $341.9 million while segment profit decreased to $25.7 million on higher content amortization, partially offset by lower marketing spend. North American OTT subscribers grew by 170K sequentially.

Lionsgate and Lionsgate Studios senior management will hold their analyst and investor conference call to discuss fiscal 2025 third quarter results today, February 6th, at 5:00 PM ET/2:00 PM PT. The consolidated financial results of Lionsgate and the operating results of Lionsgate Studios’ segments will be discussed on a single call. Interested parties may listen to the live webcast by visiting the events page on either the Lionsgate Investor Relations website or the Lionsgate Studios Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate Studios
Lionsgate Studios (Nasdaq: LION) is one of the world's leading standalone, pure play, publicly-traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by Lionsgate's bold and entrepreneurial culture.

About Lionsgate
Lionsgate (NYSE: LGF.A, LGF.B) owns approximately 87% of the outstanding shares of Lionsgate Studios Corp. (Nasdaq: LION), one of the world’s leading standalone, pure play, publicly-traded content companies, as well as the premium subscription platform STARZ.

###

For further information, investors should contact:

Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: statements about our ability to effectuate the proposed separation of Lionsgate’s Studios Business and Lionsgate’s STARZ

Business (the "Proposed Separation"); the anticipated benefits of the Proposed Separation; unexpected costs related to the Proposed Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in Lionsgate's and Lionsgate Studios' public filings with the Securities and Exchange Commission. The companies undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, which will be posted on Lionsgate’s website at
http://investors.lionsgate.com/, and Lionsgate Studio’s Quarterly Report on Form 10-Q, which will be posted on Lionsgate Studios’ website at https://investors.lionsgatestudios.com/. Trending schedules containing certain financial information will also be available.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$200.5	$314.0
Accounts receivable, net	560.0	753.0
Other current assets	310.4	396.5
Total current assets	1,070.9	1,463.5
Investment in films and television programs and program rights, net	3,376.3	2,762.2
Property and equipment, net	83.7	88.5
Investments	79.4	74.8
Intangible assets, net	880.9	991.8
Goodwill	808.5	811.2
Other assets	867.6	900.7
Total assets	$7,167.3	$7,092.7
LIABILITIES
Accounts payable	$336.7	$327.6
Content related payables	147.2	190.0
Other accrued liabilities	199.6	355.1
Participations and residuals	642.2	678.4
Film related obligations	1,497.0	1,393.1
Debt - short term portion	119.0	860.3
Deferred revenue	457.9	187.6
Total current liabilities	3,399.6	3,992.1
Debt	2,441.8	1,619.7
Participations and residuals	388.8	435.1
Film related obligations	443.2	544.9
Other liabilities	503.9	556.4
Deferred revenue	121.3	118.4
Deferred tax liabilities	25.1	13.3
Total liabilities	7,323.7	7,279.9
Commitments and contingencies

Redeemable noncontrolling interest	99.7	123.3

EQUITY (DEFICIT)
Class A voting common shares, no par value, 500.0 shares authorized, 83.7 shares issued (March 31, 2024 - 83.6 shares issued)	674.5	673.6
Class B non-voting common shares, no par value, 500.0 shares authorized, 156.6 shares issued (March 31, 2024 - 151.7 shares issued)	2,503.5	2,474.4
Accumulated deficit	(3,422.7)	(3,576.7)
Accumulated other comprehensive income	72.9	116.0
Total Lions Gate Entertainment Corp. shareholders' equity (deficit)	(171.8)	(312.7)
Noncontrolling interests	(84.3)	2.2
Total equity (deficit)	(256.1)	(310.5)
Total liabilities, redeemable noncontrolling interest and equity (deficit)	$7,167.3	$7,092.7

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$970.5	$975.1	$2,753.8	$2,899.1
Expenses
Direct operating	567.3	510.8	1,639.7	1,549.1
Distribution and marketing	174.4	220.0	606.0	686.0
General and administration	105.9	121.0	334.9	368.1
Depreciation and amortization	43.8	49.9	135.4	138.9
Restructuring and other	43.3	116.9	71.9	371.0
Goodwill and intangible asset impairment	—	—	—	663.9
Total expenses	934.7	1,018.6	2,787.9	3,777.0
Operating income (loss)	35.8	(43.5)	(34.1)	(877.9)
Interest expense	(69.1)	(67.1)	(212.2)	(192.9)
Interest and other income	3.1	1.8	11.6	6.5
Other gains (losses), net	8.4	(2.5)	(10.6)	(19.6)
Gain (loss) on extinguishment of debt	(0.3)	—	(6.7)	21.2
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7
Loss before income taxes	(14.5)	(102.7)	(243.5)	(1,054.3)
Income tax provision	(4.0)	(4.7)	(16.0)	(12.5)
Net loss	(18.5)	(107.4)	(259.5)	(1,066.8)
Less: Net loss (income) attributable to noncontrolling interests	(3.4)	0.8	14.8	3.3
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(21.9)	$(106.6)	$(244.7)	$(1,063.5)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.09)	$(0.45)	$(1.03)	$(4.56)
Diluted net loss per common share	$(0.09)	$(0.45)	$(1.03)	$(4.56)

Weighted average number of common shares outstanding:
Basic	240.2	235.1	238.4	233.1
Diluted	240.2	235.1	238.4	233.1

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(18.5)	$(107.4)	$(259.5)	$(1,066.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	43.8	49.9	135.4	138.9
Amortization of films and television programs and program rights	431.7	371.2	1,205.9	1,138.7
Amortization of debt financing costs and other non-cash interest	6.1	7.5	24.5	22.0
Non-cash share-based compensation	18.4	31.7	59.0	75.3
Other non-cash items	(1.0)	11.2	31.1	35.0
Goodwill and intangible asset impairment	—	—	—	663.9
Content and other impairments	0.9	77.8	17.1	317.4
(Gain) loss on extinguishment of debt	0.3	—	6.7	(21.2)
Equity interests income	(7.6)	(4.2)	(8.5)	(5.7)
Gain on investments, net	—	(4.4)	—	(2.7)
Deferred income taxes	0.4	(4.5)	11.8	(13.4)
Changes in operating assets and liabilities:
Accounts receivable, net	5.4	(74.8)	281.5	57.4
Investment in films and television programs and program rights, net	(530.9)	(259.7)	(1,776.2)	(926.2)
Other assets	(19.5)	(5.7)	(25.9)	(24.3)
Accounts payable and accrued liabilities	(46.2)	(1.4)	(192.7)	(93.4)
Participations and residuals	(26.8)	(26.5)	(85.2)	10.4
Content related payables	(5.6)	60.9	(53.5)	57.3
Deferred revenue	30.2	(50.5)	268.8	38.8
Net Cash Flows Provided By (Used In) Operating Activities	(118.9)	71.1	(359.7)	401.4
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition	—	—	12.0	—
Purchase of eOne, net of cash acquired	—	(331.1)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.0	1.5	5.2
Investment in equity method investees and other	—	—	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	—	—	(35.0)	—
Increase in loans receivable	—	(1.5)	—	(3.6)
Repayment of loans receivable	0.8	—	0.8	—
Capital expenditures	(5.4)	(6.4)	(23.6)	(24.7)
Net Cash Flows Used In Investing Activities	(3.1)	(334.0)	(46.3)	(365.5)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	1,020.2	1,186.0	3,557.7	2,270.5
Debt - repurchases and repayments	(924.0)	(821.9)	(3,493.0)	(1,987.4)
Film related obligations - borrowings	417.8	318.9	1,692.0	1,262.6
Film related obligations - repayments	(414.0)	(357.4)	(1,703.9)	(1,530.3)
Sale of noncontrolling interest in Lionsgate Studios Corp.	(1.4)	—	281.7	—
Purchase of noncontrolling interest	—	—	(7.4)	(0.6)
Distributions to noncontrolling interest	(6.1)	(1.1)	(6.7)	(1.7)
Exercise of stock options	0.4	0.2	0.7	0.5
Tax withholding required on equity awards	(0.1)	(0.3)	(28.7)	(31.0)
Net Cash Flows Provided By (Used In) Financing Activities	92.8	324.4	292.4	(17.4)
Net Change In Cash, Cash Equivalents and Restricted Cash	(29.2)	61.5	(113.6)	18.5
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(6.0)	2.5	(3.7)	1.7
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	289.3	269.2	371.4	313.0
Cash, Cash Equivalents and Restricted Cash - End Of Period	$254.1	$333.2	$254.1	$333.2

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. We refer to our Motion Picture and Television Production segments collectively as our Studio Business.
Studio Business:
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and to Starz platforms outside of the U.S. and Canada, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through over-the-top ("OTT") platforms, on a direct-to-consumer basis through the Starz App, and through U.S. and Canada multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers and telecommunication companies (collectively, "Distributors"); and (ii) Other, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services outside of the U.S. and Canada.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$309.2	$443.2	$1,063.3	$1,245.6
Television Production	404.6	248.4	1,062.5	860.7
Total Studio Business	713.8	691.6	2,125.8	2,106.3
Media Networks	344.5	417.2	1,041.5	1,214.9
Intersegment eliminations	(87.8)	(133.7)	(413.5)	(422.1)
	$970.5	$975.1	$2,753.8	$2,899.1
Segment profit
Studio Business:
Motion Picture	$83.6	$100.4	$172.5	$237.1
Television Production	60.9	8.1	96.0	94.1
Total Studio Business(1)	144.5	108.5	268.5	331.2
Media Networks	24.9	85.5	109.5	184.1
Intersegment eliminations	7.3	(12.0)	(42.5)	(43.8)
Total segment profit(1)	$176.7	$182.0	$335.5	$471.5
Corporate general and administrative expenses	(28.4)	(31.1)	(89.9)	(94.2)
Unallocated rent cost included in direct operating expense(2)	(4.1)	—	(14.6)	—
Adjusted OIBDA(1)	$144.2	$150.9	$231.0	$377.3
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, Studio Business Segment Profit and Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.
(2)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Total segment profit represents the sum of segment profit for our individual segments, net of eliminations for intersegment transactions. Segment profit and total segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments and the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in the notes to our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks(1)	$341.9	$346.9	$1,030.1	$1,032.6
Other(2)	2.6	70.3	11.4	182.3
	$344.5	$417.2	$1,041.5	$1,214.9
Media Networks segment profit (loss):
Starz Networks(1)	$25.7	$63.3	$110.9	$150.3
Other(2)	(0.8)	22.2	(1.4)	33.8
	$24.9	$85.5	$109.5	$184.1
_______________________
(1)Starz Networks represents the results of operations of the U.S. and Canada, see footnote (2) below.
(2)During the quarter ended June 30, 2024, the Company began reflecting the results of operations of Canada within Starz Networks. Accordingly, the following amounts were reclassified from "Other" (formerly "LIONSGATE+") to Starz Networks in the three months and nine months ended December 31, 2023 to conform to the current period presentation: (i) revenue of $4.2 million and $12.7 million, respectively; (ii) direct operating expense of $2.7 million and $8.8 million, respectively; and (iii) distribution and marketing expense of $0.7 million and $2.0 million, respectively, which resulted in gross contribution and segment profit in the three and nine months ended December 31, 2023 of $0.8 million and $1.9 million, respectively, reclassified. The amounts reflected in "Other" consist of the results of operations outside of the U.S. and Canada.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The following table sets forth, for the periods presented, subscriptions to our Media Networks and STARZPLAY Arabia services, excluding subscribers in territories exited or to be exited:

	As of				As of
	6/30/23	9/30/23	12/31/23	3/31/24	6/30/24	9/30/24	12/31/24
	(Amounts in millions)
Starz North America(1)
OTT Subscribers	12.51	12.73	13.43	13.38	13.20	12.40	12.57
Linear Subscribers	9.48	9.21	8.85	8.42	8.10	7.75	7.36
Total	21.99	21.94	22.28	21.80	21.30	20.15	19.93
Other (excluding territories exited or to be exited)(2)
OTT Subscribers(3)	3.03	3.06	2.45	2.52	2.62	3.05	2.31
Total Starz (excluding territories exited or to be exited)
OTT Subscribers(3)	15.54	15.79	15.88	15.90	15.82	15.45	14.88
Linear Subscribers	9.48	9.21	8.85	8.42	8.10	7.75	7.36
Total Starz (excluding territories exited or to be exited)	25.02	25.00	24.73	24.32	23.92	23.20	22.24
STARZPLAY Arabia(4)	2.80	3.04	3.19	3.22	3.25	2.46	2.33
Total (including STARZPLAY Arabia and excluding territories exited or to be exited)(3)	27.82	28.04	27.92	27.54	27.17	25.66	24.57

Subscribers by Platform (excluding territories exited or to be exited):
OTT Subscribers(3)(5)	18.34	18.83	19.07	19.12	19.07	17.91	17.21
Linear Subscribers	9.48	9.21	8.85	8.42	8.10	7.75	7.36
Total Global Subscribers (excluding territories exited or to be exited)(3)	27.82	28.04	27.92	27.54	27.17	25.66	24.57
___________________
(1)Starz North America represents subscribers in the U.S. and Canada.
(2)Other consists of OTT subscribers in India.
(3)Excludes subscribers in territories exited or to be exited in Australia, Continental Europe, Japan, Latin America and the U.K. as follows:

	As of				As of
	6/30/23	9/30/23	12/31/23	3/31/2024	6/30/24	9/30/24	12/31/24
	(Amounts in millions)
OTT Subscribers	1.59	1.58	1.10	0.57	n/a	n/a	n/a
(4)Represents subscribers of STARZPLAY Arabia, a non-consolidated equity method investee.
(5)OTT subscribers includes subscribers of STARZPLAY Arabia, as presented above.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating income (loss)	$35.8	$(43.5)	$(34.1)	$(877.9)
Goodwill and intangible asset impairment	—	—	—	663.9
Adjusted depreciation and amortization(1)	8.4	13.5	25.1	33.4
Restructuring and other(2)	43.3	116.9	71.9	371.0
COVID-19 related charges (benefit)(3)	—	(0.1)	(3.1)	(0.5)
Adjusted share-based compensation expense(4)	18.4	24.9	54.1	66.9
Purchase accounting and related adjustments(5)	38.3	39.2	117.1	120.5
Adjusted OIBDA	$144.2	$150.9	$231.0	$377.3
Corporate general and administrative expenses	28.4	31.1	89.9	94.2
Unallocated rent cost included in direct operating expense(6)	4.1	—	14.6	—
Total Segment Profit	$176.7	$182.0	$335.5	$471.5
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Depreciation and amortization	$43.8	$49.9	$135.4	$138.9
Less: Amount included in purchase accounting and related adjustments	(35.4)	(36.4)	(110.3)	(105.5)
Adjusted depreciation and amortization	$8.4	$13.5	$25.1	$33.4
(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$0.9	$77.8	$17.1	$317.4
Severance(b)	21.3	30.7	26.2	41.3
Transaction and other costs(c)	21.1	8.4	28.6	12.3
	$43.3	$116.9	$71.9	$371.0
_______________________
(a)Media Networks Restructuring: During fiscal 2024, the Company continued executing its restructuring plan, which included exiting all international territories except for Canada and India, and included an evaluation of the programming on Starz's domestic and international platforms. The Company has incurred impairment charges from the inception of the plan through December 31, 2024 amounting to $735.1 million.

During the three and nine months ended December 31, 2024, the Company recorded net recoveries of content impairment charges related to the Media Networks segment of $6.4 million and $8.8 million, respectively (three and nine months ended December 31, 2023 - the Company recorded content impairment charges related to the Media Networks segment of $77.8 million and $317.4 million, respectively).

As the Company continues to evaluate the Media Networks business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Company's Starz business (i.e., Media Networks segment) and Studio Business (i.e., Motion Picture and Television Production segments), including further strategic review of content performance and its strategy on a territory-by-territory basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Accordingly, the Company may incur additional content impairment and other restructuring charges.

Content and Other Impairments: Amounts in the three and nine months ended December 31, 2024 also include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in the nine months ended December 31, 2024 also include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company, primarily related to the integration of eOne.
(b)Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company's current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three and nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three and nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, Media Networks international restructuring and our Motion Picture and Television Production segments.
(c)Transaction and other costs in the three and nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In the nine months ended December 31, 2024 and 2023, transaction and other costs also includes a benefit of $7.1 million and $3.8 million, respectively, associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the Starz international restructuring.
(3)Amounts include incremental costs incurred, if any, due to circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. In the nine months ended December 31, 2024 and the three and nine months ended December 31, 2023, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.
(4)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Total share-based compensation expense	$18.4	$31.7	$59.0	$75.3
Less: Amount included in restructuring and other(a)	—	(6.8)	(4.9)	(8.4)
Adjusted share-based compensation	$18.4	$24.9	$54.1	$66.9
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(5)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(a)	$2.9	$2.8	$6.8	$15.0
Depreciation and amortization	35.4	36.4	110.3	105.5
	$38.3	$39.2	$117.1	$120.5
(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statement of operations due to the relationship to continued employment.
(6)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(21.9)	$(106.6)	$(244.7)	$(1,063.5)
Adjusted share-based compensation expense	18.4	24.9	54.1	66.9
Goodwill and intangible asset impairment	—	—	—	663.9
Restructuring and other	43.3	116.9	71.9	371.0
COVID-19 related charges (benefit)	—	(0.1)	(3.1)	(0.5)
Purchase accounting and related adjustments	38.3	39.2	117.1	120.5
(Gain) loss on extinguishment of debt	0.3	—	6.7	(21.2)
Gain on investments, net	—	(4.4)	—	(2.7)
Tax impact of above items(1)	0.1	0.1	(0.1)	(9.7)
Noncontrolling interest impact of above items(2)	(10.1)	(5.0)	(18.1)	(21.0)
Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$68.4	$65.0	$(16.2)	$103.7

Reported Basic EPS	$(0.09)	$(0.45)	$(1.03)	$(4.56)
Impact of adjustments on basic earnings per share	0.37	0.73	0.96	5.01
Adjusted Basic EPS	$0.28	$0.28	$(0.07)	$0.45

Reported Diluted EPS	$(0.09)	$(0.45)	$(1.03)	$(4.56)
Impact of adjustments on diluted earnings per share	0.37	0.72	0.96	5.00
Adjusted Diluted EPS	$0.28	$0.27	$(0.07)	$0.44

Adjusted weighted average number of common shares outstanding:
Basic	240.2	235.1	238.4	233.1
Diluted	241.3	236.7	238.4	235.8
_________________________
(1)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the applicable effective tax rate of the adjustment.
(2)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(118.9)	$71.1	$(359.7)	$401.4
Capital expenditures	(5.4)	(6.4)	(23.6)	(24.7)
Net borrowings and (repayment) of production and related loans(1):
Production loans and programming notes	126.4	(34.6)	138.9	(205.9)
Production tax credit facility	(2.1)	15.4	(2.5)	17.8
Payments on impaired content in territories exited or to be exited(2)	8.5	18.4	34.1	43.5
Payments on transaction costs related to the Starz separation(3)	4.3	—	7.9	—
Adjusted Free Cash Flow	$12.8	$63.9	$(204.9)	$232.1
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.
(2)Represents cash payments made on impaired content in territories exited or to be exited under the Media Networks international restructuring.
(3)Represents cash payments made on transaction costs included in the restructuring and other line item on the statement of operations related to the proposed separation of the Starz business from the Studio business.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended December 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,931.0

Cash flows provided by (used in) financing activities:
Borrowings	$398.4	$7.5	$11.9	417.8
Repayments	(291.5)	(9.6)	(112.9)	(414.0)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	19.5	—	—
	$126.4	$(2.1)	$(101.0)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				5.4

Film related obligations at end of period (current and non-current)				$1,940.2

	Three Months Ended December 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,801.8

Cash flows provided by (used in) financing activities:
Borrowings	$298.2	$20.9	$(0.2)	318.9
Repayments	(332.8)	(5.5)	(19.1)	(357.4)
	$(34.6)	$15.4	$(19.3)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				3.9

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,873.0

	Nine Months Ended December 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,938.0

Cash flows provided by (used in) financing activities:
Borrowings	$1,543.8	$34.0	$114.2	1,692.0
Repayments	(1,421.9)	(36.4)	(245.6)	(1,703.9)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	17.0	—	—
	$138.9	$(2.4)	$(131.4)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				14.1

Film related obligations at end of period (current and non-current)				$1,940.2

	Nine Months Ended December 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,023.6

Cash flows provided by (used in) financing activities:
Borrowings	$1,057.8	$48.2	$156.6	1,262.6
Repayments	(1,263.7)	(30.4)	(236.2)	(1,530.3)
	$(205.9)	$17.8	$(79.6)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				11.3

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,873.0

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit and Studio Business Adjusted OIBDA: We present the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit, and we define our Studio Business Adjusted OIBDA as Studio Business segment profit less corporate general and administrative expenses. Total segment profit and Studio Business segment profit and Studio Business Adjusted OIBDA, when presented outside of the segment information and reconciliations included in our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, both in total and for the Studio Business and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, payments on impaired content in territories exited or to be exited, and payments on transaction costs related to the Starz separation.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

The adjustment for the payments on impaired content represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring. The adjustment is made because these cash payments relate to content in territories the Company has exited or is exiting, and therefore the cash payments are not reflective of the ongoing operations of the Company.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain programming and content charges, COVID-19 related charges (benefit), and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONSGATE STUDIOS CORP.
FINANCIAL INFORMATION

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$186.2	$277.0
Accounts receivable, net	489.2	688.6
Due from Starz Business	176.5	33.4
Other current assets	294.0	373.1
Total current assets	1,145.9	1,372.1
Investment in films and television programs, net	2,457.4	1,929.0
Property and equipment, net	33.9	37.3
Investments	79.4	74.8
Intangible assets, net	22.0	25.7
Goodwill	808.5	811.2
Other assets	827.4	852.9
Total assets	$5,374.5	$5,103.0
LIABILITIES
Accounts payable	$251.4	$246.7
Content related payables	33.5	41.4
Other accrued liabilities	163.0	282.4
Participations and residuals	614.9	647.8
Film related obligations	1,421.2	1,393.1
Debt - short term portion	253.4	860.3
Deferred revenue	446.7	170.6
Total current liabilities	3,184.1	3,642.3
Debt	1,742.8	923.0
Participations and residuals	388.8	435.1
Film related obligations	443.2	544.9
Other liabilities	424.5	452.5
Deferred revenue	121.3	118.4
Deferred tax liabilities	19.9	13.7
Total liabilities	6,324.6	6,129.9
Commitments and contingencies

Redeemable noncontrolling interests	99.7	123.3

EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 288.7 shares issued (March 31, 2024- 253.4 shares issued)	300.7	—
Accumulated deficit	(1,446.4)	(1,249.1)
Accumulated other comprehensive income	64.8	96.7
Total Lionsgate Studios Corp shareholders’ equity (deficit)	(1,080.9)	(1,152.4)
Noncontrolling interests	31.1	2.2
Total equity (deficit)	(1,049.8)	(1,150.2)
Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,374.5	$5,103.0

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Revenues:
Revenue	$626.0	$557.9	$1,712.3	$1,684.2
Revenue - Starz Business	87.8	133.7	413.5	422.1
Total revenues	713.8	691.6	2,125.8	2,106.3
Expenses:
Direct operating	457.1	433.6	1,440.9	1,306.0
Distribution and marketing	79.4	109.2	306.0	346.0
General and administration	82.4	86.0	259.4	261.6
Depreciation and amortization	4.4	3.0	13.2	11.1
Restructuring and other	40.9	52.5	75.8	61.5
Total expenses	664.2	684.3	2,095.3	1,986.2
Operating income	49.6	7.3	30.5	120.1
Interest expense	(58.5)	(55.5)	(180.1)	(157.1)
Interest and other income	3.1	1.7	11.4	6.9
Other gains (losses), net	10.1	(0.6)	(5.2)	(14.3)
Loss on extinguishment of debt	(0.3)	—	(1.8)	—
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7
Income (loss) before income taxes	11.6	(38.5)	(136.7)	(36.0)
Income tax provision	(3.2)	(6.3)	(13.3)	(16.7)
Net income (loss)	8.4	(44.8)	(150.0)	(52.7)
Less: Net loss (income) attributable to noncontrolling interests	(2.0)	3.7	(0.4)	6.2
Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$(150.4)	$(46.5)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)
Diluted net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

Weighted average number of common shares outstanding:
Basic	288.7	253.4	283.3	253.4
Diluted	288.7	253.4	283.3	253.4

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$8.4	$(44.8)	$(150.0)	$(52.7)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4.4	3.0	13.2	11.1
Amortization of films and television programs	335.5	311.4	1,053.3	948.1
Content and other impairments	7.3	—	25.8	—
Amortization of debt financing costs and other non-cash interest	5.3	6.7	21.9	19.6
Non-cash share-based compensation	14.4	24.0	46.9	53.6
Other non-cash items	(4.5)	9.5	25.0	29.3
Loss on extinguishment of debt	0.3	—	1.8	—
Equity interests income	(7.6)	(4.2)	(8.5)	(5.7)
Gain on investments, net	—	(4.4)	—	(2.7)
Deferred income taxes	0.1	0.3	6.1	0.7
Changes in operating assets and liabilities:
Accounts receivable, net	0.2	(75.8)	288.1	58.3
Investment in films and television programs, net	(462.2)	(149.0)	(1,546.1)	(700.8)
Other assets	(26.7)	(1.8)	(36.2)	(14.6)
Accounts payable and accrued liabilities	(25.8)	(1.6)	(143.7)	(86.9)
Participations and residuals	(24.6)	(26.6)	(81.9)	10.1
Content related payables	0.9	7.6	(10.1)	1.7
Deferred revenue	29.6	12.5	274.6	41.3
Due from Starz Business	(18.0)	61.4	(143.1)	91.1
Net Cash Flows Provided By (Used In) Operating Activities	(163.0)	128.2	(362.9)	401.5
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition	—	—	12.0	—
Purchase of eOne, net of cash acquired	—	(331.1)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.0	1.5	5.2
Investment in equity method investees and other	—	—	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	—	—	(35.0)	—
Increase in loans receivable	—	(1.5)	—	(3.6)
Repayment of loans receivable	0.8	—	0.8	—
Purchases of accounts receivables held for collateral	—	—	—	(85.6)
Receipts of accounts receivables held for collateral	—	11.5	—	105.7
Capital expenditures	(1.3)	(1.7)	(9.9)	(5.1)
Net Cash Flows Provided By (Used In) Investing Activities	1.0	(317.8)	(32.6)	(325.8)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	1,018.2	1,186.0	3,555.6	2,270.5
Debt - repurchases and repayments	(868.2)	(821.9)	(3,317.0)	(1,926.0)
Film related obligations - borrowings	342.2	259.0	1,494.9	1,072.9
Film related obligations - repayments	(346.3)	(289.8)	(1,582.3)	(1,317.7)
Purchase of noncontrolling interest	—	—	(7.4)	(0.6)
Distributions to noncontrolling interest	(6.1)	(1.1)	(6.7)	(1.7)
Parent net investment	(1.0)	(64.4)	(95.5)	(127.6)
Tax withholding required on equity awards	—	—	(18.7)	—
Proceeds from Business Combination, net	(1.4)	—	281.7	—
Net Cash Flows Provided By (Used In) Financing Activities	137.4	267.8	304.6	(30.2)
Net Change In Cash, Cash Equivalents and Restricted Cash	(24.6)	78.2	(90.9)	45.5
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(6.0)	0.9	(3.7)	0.5
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	270.4	218.3	334.4	251.4
Cash, Cash Equivalents and Restricted Cash - End Of Period	$239.8	$297.4	$239.8	$297.4

LIONSGATE STUDIOS CORP.

SEGMENT INFORMATION

Lionsgate Studios’ reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
Lionsgate Studios has two reportable business segments: (1) Motion Picture, (2) Television Production.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$309.2	$443.2	$1,063.3	$1,245.6
Television Production	404.6	248.4	1,062.5	860.7
Total revenue	$713.8	$691.6	$2,125.8	$2,106.3
Segment profit
Motion Picture	$83.6	$100.4	$172.5	$237.1
Television Production	60.9	8.1	96.0	94.1
Total segment profit(1)	144.5	108.5	268.5	331.2
Corporate general and administrative expenses(2)	(28.4)	(31.1)	(89.9)	(94.2)
Unallocated rent cost included in direct operating expense(3)	(4.1)	—	(14.6)	—
Adjusted OIBDA(1)	$112.0	$77.4	$164.0	$237.0
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, and Adjusted OIBDA and further below for the reconciliation to the most directly comparable GAAP financial measure.
(2)Corporate general and administrative expenses represent the corporate general and administrative expenses allocated to the Studio Business and included in the historical combined or consolidated financial statements, plus amounts that were allocated to Starz prior to the separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Lionsgate consolidated corporate general and administrative expenses less any allocations to Starz post the separation pursuant to the shared services and overhead sharing agreement. The table below breaks out the components of the corporate general and administrative expenses:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Corporate general and administrative expense historically allocated to the Studio Business and included in the historical unaudited combined or consolidated financial statements of Lionsgate Studios Corp.	$28.4	$25.2	$87.6	$76.2
Adjustment to add the corporate general and administrative expense historically allocated to the Starz Business	—	5.9	2.3	18.0
Corporate general and administrative expenses	$28.4	$31.1	$89.9	$94.2

The following table reconciles corporate general and administrative expense allocated to the Studio Business to the Studio Business’s total consolidated general and administration expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
General and administrative expenses
Corporate general and administrative expense historically allocated to the Studio Business	$28.4	$25.2	$87.6	$76.2
Segment general and administrative expenses	36.9	40.6	122.9	123.7
Share-based compensation expense included in general and administrative expense	14.3	17.2	42.2	46.3
Purchase accounting and related adjustments	2.8	3.0	6.7	15.4
	$82.4	$86.0	$259.4	$261.6
(3)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

Lionsgate Studios' primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by Lionsgate Studios' management and enables them to understand the fundamental performance of the Company’s businesses. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in the notes to our combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF OPERATING INCOME
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating income to the non-GAAP measures, Total Segment Profit and Adjusted OIBDA:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating income	$49.6	$7.3	$30.5	$120.1
Adjusted depreciation and amortization(1)	3.4	1.8	10.1	7.1
Restructuring and other(2)	40.9	52.5	75.8	61.5
COVID-19 related charges (benefit)(3)	—	—	(2.1)	(0.5)
Content charges(4)	—	0.3	—	1.1
Unallocated rent cost included in direct operating expense(5)	4.1	—	14.6	—
Adjusted share-based compensation expense(6)	14.3	17.2	42.2	46.3
Purchase accounting and related adjustments(7)	3.8	4.2	9.8	19.4
Corporate general and administrative expense historically allocated to the Studio Business	28.4	25.2	87.6	76.2
Total Segment Profit	$144.5	$108.5	$268.5	$331.2
Corporate general and administrative expenses(8)	(28.4)	(31.1)	(89.9)	(94.2)
Unallocated rent cost included in direct operating expense(5)	(4.1)	—	(14.6)	—
Adjusted OIBDA	$112.0	$77.4	$164.0	$237.0
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our condensed consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Depreciation and amortization	$4.4	$3.0	$13.2	$11.1
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.2)	(3.1)	(4.0)
Adjusted depreciation and amortization	$3.4	$1.8	$10.1	$7.1

(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Restructuring and other:
Content and other impairments(a)	$7.3	$—	$25.8	$—
Severance(b)	20.3	28.1	24.6	31.6
Transaction and other costs(c)	13.3	24.4	25.4	29.9
Total Restructuring and Other	$40.9	$52.5	$75.8	$61.5
_______________________
(a)Amounts in the three and nine months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in the nine months ended December 31, 2024 also include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne.
(b)Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company's current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three and nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three and nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.
(c)Transaction and other costs in the three and nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the three and nine months ended December 31, 2023 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.
(3)Amounts include incremental costs incurred, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. For the nine months ended December 31, 2024 and the three and nine months ended December 31, 2023, insurance recoveries exceeded the incremental costs expensed, resulting in a net benefit included in direct operating expense. These charges (benefits) are excluded from segment operating results.
(4)Amounts represent certain unusual content charges. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the unaudited condensed consolidated statement of operations.
(5)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Total share-based compensation expense	$14.3	$24.0	$46.9	$53.6
Less: Amount included in restructuring and other(a)	—	(6.8)	(4.7)	(7.3)
Adjusted share-based compensation	$14.3	$17.2	$42.2	$46.3
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(7)The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(a)	$2.8	$3.0	$6.7	$15.4
Depreciation and amortization	1.0	1.2	3.1	4.0
	$3.8	$4.2	$9.8	$19.4
(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statements of operations due to the relationship to continued employment.
(8)Corporate general and administrative expenses represent the corporate general and administrative expenses allocated to the Studio Business and included in the historical combined or consolidated financial statements, plus amounts that were allocated to Starz prior to the separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Lionsgate consolidated corporate general and administrative expenses less any allocations to Starz post the separation pursuant to the shared services and overhead sharing agreement, see footnote (2) in Segment Information above for further detail.

LIONSGATE STUDIOS CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders	$6.4	$(41.1)	$(150.4)	$(46.5)
Adjusted share-based compensation expense	14.3	17.2	42.2	46.3
Restructuring and other	40.9	52.5	75.8	61.5
COVID-19 related charges (benefit)	—	—	(2.1)	(0.5)
Content charges	—	0.3	—	1.1
Purchase accounting and related adjustments	3.8	4.2	9.8	19.4
Loss on extinguishment of debt	0.3	—	1.8	—
Gain on investments, net	—	(4.4)	—	(2.7)
Noncontrolling interest impact of above items(1)	(2.9)	(5.1)	(8.2)	(21.1)
Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders	$62.8	$23.6	$(31.1)	$57.5

Reported Basic EPS	$0.02	$(0.16)	$(0.53)	$(0.18)
Impact of adjustments on basic earnings per share	0.20	0.25	0.42	0.41
Adjusted Basic EPS	$0.22	$0.09	$(0.11)	$0.23

Reported Diluted EPS	$0.02	$(0.16)	$(0.53)	$(0.18)
Impact of adjustments on diluted earnings per share	0.20	0.25	0.42	0.41
Adjusted Diluted EPS	$0.22	$0.09	$(0.11)	$0.23

Adjusted weighted average number of common shares outstanding:
Basic	288.7	253.4	283.3	253.4
Diluted	288.7	253.4	283.3	253.4
_________________________
(1)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(163.0)	$128.2	$(362.9)	$401.5
Capital expenditures	(1.3)	(1.7)	(9.9)	(5.1)
Net borrowings and (repayment) of production and related loans(1):
Production loans	118.5	(27.0)	63.2	(183.1)
Production tax credit facility	(2.1)	15.4	(2.4)	17.8
Payments on transaction costs related to the Starz separation(2)	1.9	—	5.4	—
Adjusted Free Cash Flow	$(46.0)	$114.9	$(306.6)	$231.1
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.
(2)Represents cash payments made on transaction costs included in the restructuring and other line item on the statement of operations related to the proposed separation of the Starz business from the Studio business.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended December 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,863.1

Cash flows provided by (used in) financing activities:
Borrowings	$322.8	$7.5	$11.9	342.2
Repayments	(223.8)	(9.6)	(112.9)	(346.3)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	19.5	—
	$118.5	$(2.1)	$(101.0)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				5.4

Film related obligations at end of period (current and non-current)				$1,864.4

	Three Months Ended December 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,733.9

Cash flows provided by (used in) financing activities:
Borrowings	$238.2	$20.9	$(0.1)	259.0
Repayments	(265.2)	(5.5)	(19.1)	(289.8)
	$(27.0)	$15.4	$(19.2)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				3.7

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,812.6

	Nine Months Ended December 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,938.0

Cash flows provided by (used in) financing activities:
Borrowings	$1,346.6	$34.0	$114.3	1,494.9
Repayments	(1,300.4)	(36.4)	(245.5)	(1,582.3)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	17.0	—	—
	$63.2	$(2.4)	$(131.2)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				13.8

Film related obligations at end of period (current and non-current)				$1,864.4

	Nine Months Ended December 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,940.1

Cash flows provided by (used in) financing activities:
Borrowings	$868.1	$48.2	$156.6	1,072.9
Repayments	(1,051.2)	(30.4)	(236.1)	(1,317.7)
	$(183.1)	$17.8	$(79.5)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				11.5

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,812.6

LIONSGATE STUDIOS CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lionsgate Studios Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our combined statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Content charges include certain charges as a result of changes in management and/or changes in content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Adjusted OIBDA is also adjusted to reflect the corporate general and administrative expenses allocated to the Studio Business and included in the historical combined or consolidated financial statements, plus amounts that were allocated to Starz prior to the separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Lionsgate consolidated corporate general and administrative expenses less any allocations to Starz post the separation pursuant to the shared services and overhead sharing agreement. Segment profit includes general and administrative expenses directly related to the segment and excludes corporate general and administrative expense.

Total Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our total segment profit. Total segment profit, when presented outside of the segment information and reconciliations included in our combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, and payments on transaction costs related to the Starz separation.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders: Adjusted net income (loss) attributable to Lionsgate Studios Corp. shareholders is defined as net income (loss) attributable to Lionsgate Studios Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain content charges, COVID-19 related charges (benefit), and unusual gains or losses, when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lionsgate Studios Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided above.